EXHIBIT 99.2

Sprint

6200 Sprint Parkway Overland

Park, Kan. 66251

Media Contact:

David Tovar, Sprint

913.315.1491

david.tovar@sprint.com

Investor Contact:

Jud Henry

Investor.Relations@sprint.com

Sprint Announces Consent Solicitation With Respect to Certain Series of Notes by its Wholly-Owned Finance Subsidiary, Sprint Capital Corporation

OVERLAND PARK, Kan. – May 14, 2018 – Sprint Corporation (NYSE: S) (“Sprint”) announced today that Sprint Capital Corporation (“SCC”), which is a wholly-owned finance subsidiary of Sprint Communications, Inc. (“SCI”), which is in turn a wholly-owned subsidiary of Sprint, has commenced a consent solicitation (the “SCC Consent Solicitation”) with respect to certain proposed amendments to the indenture, dated as of October 1, 1998 (as supplemented and amended, the “SCC Indenture”), governing SCC’s 6.875% Notes due 2028 (CUSIP No. 852060AD4) (the “2028 Notes”) and 8.750% Notes due 2032 (CUSIP No. 852060AT9; 144A: 852060AQ5; Reg S: U84681AD4) (together with the 2028 Notes, the “SCC Notes,” and each series of the SCC Notes, a “Series”).

The SCC Consent Solicitation is being conducted in connection with Sprint’s previously announced agreement to merge (the “Merger”) with a wholly-owned subsidiary of T-Mobile US, Inc. (“T-Mobile”), with Sprint surviving, after which Sprint is expected to become a direct or indirect wholly-owned subsidiary of T-Mobile USA, Inc. (“T-Mobile USA”), pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of April 29, 2018, among Sprint, T-Mobile, SoftBank Corp. (“SoftBank”), Deutsche Telekom AG (“Deutsche Telekom”) and the additional parties thereto (the Merger, together with the other transactions contemplated by the Business Combination Agreement, the “T-Mobile Transaction”).

SCC Consent Solicitation

Upon the terms and subject to the conditions described in the SCC Solicitation Statement (as defined below), SCC is soliciting consents from holders (i) to amend Section 1012 (Limitation Upon Mortgages and Liens of the Guarantor) to expressly provide, for the avoidance of doubt, that, despite the fact that none of the transferred portfolio of FCC licenses and certain third-party leased license agreements was transferred by SCI or any Restricted Subsidiary (as defined in the SCC Indenture), the securitization consummated in connection with the issuance by certain securitization entities of wireless spectrum backed notes (and any future transaction under such securitization) is not subject to Section 1012 (the “Spectrum Amendment”), (ii) to add a restriction on consolidation, mergers and transfers of all or substantially all property and assets of T-Mobile USA and (iii) to remove the restrictions on transfers of all or substantially all property and assets of SCC and SCI (collectively, the “SCC Proposed Amendments”).

In addition, at and subject to the consummation of the T-Mobile Transaction, T-Mobile and T-Mobile USA will enter into a supplemental indenture to the SCC Indenture to provide unconditional and irrevocable guarantees in respect of each Series of the SCC Notes, regardless of whether the Requisite Consents (as defined below) are received (the “SCC T-Mobile Guarantees”). No consideration is being, or will be, paid or given by holders in respect of the SCC T-Mobile Guarantees.

SCC is offering to pay each holder who validly delivers and does not validly revoke its consent to the SCC Proposed Amendments in the manner described in the SCC Solicitation Statement on or prior to the SCC Expiration Time (as defined below), in each case on a pro rata basis with all other consenting holders, cash payments to the Payment Agent of the aggregate consent payments detailed in the table below (each a “SCC Consent Payment” and, collectively the “SCC Consent Payments”) for the benefit of the applicable holders, subject to satisfaction or waiver of certain conditions, including the receipt of valid consents, with respect to each Series of SCC Notes, of a majority in aggregate principal amount of such Series (the “Requisite Consents”). The consummation of the SCC Consent Solicitation and the payment of SCC Consent Payments are conditioned upon the receipt of the Requisite Consents for both Series of SCC Notes; however, SCC may waive such condition and choose to accept consents with respect to only one Series of SCC Notes.

Series of SCC Notes	CUSIP Number(s)	Outstanding Aggregate Principal Amount	Aggregate Consent Payment
6.875% Notes due 2028	852060 AD4	$2,475,000,000	$49,500,000
8.750% Notes due 2032	852060 AT9 852060 AQ5 U84681 AD4	$2,000,000,000	$40,000,000

SCC anticipates that, promptly after receipt of the Requisite Consents from holders each Series of SCC Notes at or prior to the SCC Expiration Time, SCC will give notice to the Trustee that the Requisite Consents with respect to each Series have been obtained, and SCC, SCI and the Trustee will execute a supplemental indenture to the SCC Indenture (such time, the “SCC Effective Time”), pursuant to which, with respect to each Series of SCC Notes, the Spectrum Amendment will become operative at the SCC Effective Time and the other SCC Proposed Amendments will not become operative until immediately prior to the consummation of the T-Mobile Transaction. Holders should note that the SCC Effective Time may be prior to the SCC Expiration Time and holders will not be given prior notice of such SCC Effective Time.

The SCC Consent Solicitation will expire at 5:00 p.m., New York City time, on May 18, 2018 (as such date may be extended by SCC in its sole discretion) (the ”SCC Expiration Time”). Payment of the SCC Consent Payments with respect to each Series of SCC Notes will be made one business day after the SCC Expiration Time, on a pro rata basis. SCC may terminate the consent solicitation without the obligation to make any cash payments at any time prior to the SCC Effective Time, whether or not the Requisite Consents have been received with respect to any Series of SCC Notes. Except for the SCC Proposed Amendments, all of the existing terms of the SCC Notes and the SCC Indenture will remain unchanged.

The receipt of the Requisite Consents with respect to each Series of SCC Notes and the effectiveness of the SCC Proposed Amendments and the SCC T-Mobile Guarantees are not conditions to the consummation of the T-Mobile Transaction.

This press release does not set forth all of the terms and conditions of the consent solicitations. Holders of the SCC Notes should carefully read SCC’s Consent Solicitation Statement, dated May 14, 2018, for a complete description of all terms and conditions before making any decision with respect to the SCC Consent Solicitation (the “SCC Solicitation Statement”). SCC does not make any recommendation as to whether or not any holder should consent to the SCC Proposed Amendments. Additional information concerning the terms and conditions of the SCC Consent Solicitation, and the procedure for delivering consents, may be obtained from the lead solicitation agent, J.P. Morgan Securities LLC, at (866) 834-4666 (toll-free) or (212) 834-3260 (collect). Deutsche Bank Securities Inc. is acting as co-solicitation agent for the SCC Consent Solicitation. Copies of the SCC Solicitation Statement may be obtained from the information agent, Georgeson LLC, by calling (866) 856-2826 for bondholders, banks and brokers or by email at sprint@georgeson.com.

This announcement is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any Series of SCC Notes or any other securities. This announcement is also not a solicitation of consents with respect to the SCC Proposed Amendments or any securities. The solicitation of consents by SCC is being made only pursuant to the SCC Solicitation Statement. The SCC Consent Solicitation is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

About Sprint

Sprint is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 54.6 million connections as of March 31, 2018 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Today, Sprint’s legacy of innovation and service continues with an increased investment to dramatically improve coverage, reliability and speed across its nationwide network and commitment to launching the first 5G mobile network in the United States.

About T-Mobile

As America’s Un-carrier, T-Mobile is redefining the way consumers and businesses buy wireless services through leading product and service innovation. T-Mobile’s advanced nationwide 4G LTE network delivers outstanding wireless experiences to 74.0 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and MetroPCS.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements concerning Sprint, T-Mobile and the T-Mobile Transaction. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the T-Mobile Transaction, including anticipated future financial and operating results, synergies, accretion and growth rates, Sprint’s, T-Mobile’s and the combined company’s plans, objectives, expectations and intentions and the expected timing of completion of the T-Mobile Transaction. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the failure to obtain, or delays in obtaining, required regulatory approvals, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the T-Mobile Transaction, or the failure to satisfy any of the other conditions to the T-Mobile Transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the Business Combination Agreement; adverse effects on the market price of Sprint’s or T-Mobile’s common stock and on Sprint’s or T-Mobile’s operating results because of a failure to complete the T-Mobile Transaction in the anticipated timeframe or at all; inability to obtain the financing contemplated to be obtained in connection with the T-Mobile Transaction on the expected terms or timing or at all; the ability of Sprint, T-Mobile and the combined company to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein; adverse changes in the ratings of Sprint’s or T-Mobile’s debt securities or adverse conditions in the credit markets; negative effects of the announcement, pendency or consummation of the T-Mobile Transaction on the market price of Sprint’s or T-Mobile’s common stock and on Sprint’s or T-Mobile’s operating results, including as a result of changes in key customer, supplier, employee or other business relationships; significant transaction costs, including financing costs, and unknown liabilities; failure to realize the expected benefits and synergies of the T-Mobile Transaction in the expected timeframes or at all; costs or difficulties related to the integration of Sprint’s network and operations into T-Mobile; the risk of litigation or regulatory actions; the inability of Sprint, T-Mobile or the combined company to retain and hire key personnel; the risk that certain contractual restrictions contained in the Business Combination Agreement during the pendency of the T-Mobile Transaction could adversely affect Sprint’s or T-Mobile’s ability to pursue business opportunities or strategic transactions; effects of changes in the regulatory environment in which Sprint and T-Mobile operate; changes in global, political, economic, business, competitive and market conditions; changes in tax and other laws and regulations; and other risks and uncertainties detailed in T-Mobile’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” as well as in its subsequent reports on Form 8-K, all of which are filed with the Securities and Exchange Commission (the “SEC”) and available at www.sec.gov and www.t-mobile.com, and in Sprint’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “MD&A—Forward-Looking Statements,” as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.sprint.com. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this press release are cautioned not to place undue reliance on such forward-looking statements. Sprint and T-Mobile assume no obligation to update or revise the information contained in this press release (whether as a result of new information, future events or otherwise), except as required by applicable law.

No Offer or Solicitation / Additional Information and Where to Find It:

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

In connection with the T-Mobile Transaction, T-Mobile will file a registration statement on Form S-4, which will contain a joint consent solicitation statement of T-Mobile and Sprint, that also constitutes a prospectus of T-Mobile (the “joint consent solicitation statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. When final, a definitive copy of the joint consent solicitation statement/prospectus will be sent to Sprint and T-Mobile stockholders. Investors and security holders will be able to obtain the registration statement and the joint consent solicitation statement/prospectus free of charge from the SEC’s website or from Sprint or T-Mobile. The documents filed by Sprint with the SEC may be obtained free of charge at Sprint’s website, at www.sprint.com, or at the SEC’s website, at www.sec.gov. These documents may also be obtained free of charge from Sprint by requesting them by mail at Sprint Corporation, Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B679, Overland Park, Kansas 66251, or by telephone at 913-794-1091. The documents filed by T-Mobile with the SEC may be obtained free of charge at T-Mobile’s website, at www.t-mobile.com, or at the SEC’s website, at www.sec.gov. These documents may also be obtained free of charge from T-Mobile by requesting them by mail at T-Mobile US, Inc., Investor Relations, 1 Park Avenue, 14th Floor, New York, NY 10016, or by telephone at 212-358-3210.

Participants in the Solicitation

Sprint and T-Mobile and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of consents in respect of the T-Mobile Transaction. Information about Sprint’s directors and executive officers is available in Sprint’s proxy statement dated June 19, 2017, for its 2017 Annual Meeting of Stockholders, and in Sprint’s subsequent reports on Form 8-K filed with the SEC on January 4, 2018 and January 17, 2018. Information about T-Mobile’s directors and executive officers is available in T-Mobile’s proxy statement dated April 26, 2018, for its 2018 Annual Meeting of Stockholders. Other information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint consent solicitation statement/prospectus and other relevant materials to be filed with the SEC regarding the acquisition when they become available. Investors should read the joint consent solicitation statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Sprint or T-Mobile as indicated above.